UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant  ☒                            Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Section 240.14a-12

THE FEMALE HEALTH COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

YOUR VOTE IS VERY IMPORTANT

July 17, 2017

Dear Fellow FHCO Stockholder:

We’re making great progress in executing our diversification plan which is critical for the future success of our company and for creating significant stockholder value. We are advancing multiple proprietary drug candidates that address large markets in men’s heath and oncology. Recently, we announced positive first stage bioequivalency clinical trial results for Tamsulosin DRS novel formulation for the treatment of benign prostatic hyperplasia, and we had a positive FDA meeting that will allow us to go to Phase 2 clinical testing of our drug being developed for hot flashes in men who have advanced prostate cancer and are receiving hormonal treatment. We’re working hard to put in place new sources of immediate and near term revenue. However, there is much more to be done and we need your help to position our Company for success!

We previously mailed you proxy materials for The Female Health Company’s Special Meeting of Stockholders to be held on July 28, 2017.

The purpose of the Special Meeting is for stockholders to vote on several proposals that would best position the Company to capitalize on its portfolio of multiple proprietary, large market and potentially high margin drug development opportunities.

We may not have received your vote yet. The Special Meeting is a short time away and your vote is very important. Please vote your shares via the internet or by telephone following the instructions on the enclosed duplicate Proxy Card or Voting Instruction Form or sign and return your Proxy Card or Voting Instruction Form today to make sure that your shares will be voted at the Meeting in accordance with your desires.

If you hold shares in the name of a brokerage firm, your broker cannot vote your shares on several of the proposals unless your broker receives your specific instructions.

Your Board of Directors recommends that you vote:

1.	FOR reincorporation in Delaware;
2.	FOR increasing the Company’s amount of authorized common stock;
3.	FOR changing stockholder voting requirements for certain matters to majority vote;
4.	FOR converting the Company’s Class A Convertible Preferred Stock – Series 4 into common stock to simplify the Company’s capital structure;
5.	FOR changing the Company’s corporate name to “Veru Inc.”;
6.	FOR approving the Company’s equity incentive plan; and
7.	FOR adjourning the Meeting if necessary or appropriate.

In the event your proxy materials have been misplaced, we are enclosing for your use a duplicate Proxy Card or Voting Instruction Form and a return envelope.

Please follow the internet or telephone voting instructions on your Proxy Card or Voting Instruction Form or sign, date, and return the enclosed duplicate Proxy Card or Voting Instruction Form and vote your shares today.

Thank you for voting and for your continued support.

Sincerely,

Mitchell S. Steiner, MD, FACS

President and Chief Executive Officer

Additional Information and Where to Find It

On June 21, 2017, the Company filed a definitive Proxy Statement and Proxy Card with the SEC in connection with its solicitation of proxies from the Company’s stockholders relating to the Special Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Investors section of our corporate website at www.veruhealthcare.com/investors or by writing to the Company’s Corporate Secretary at The Female Health Company, 4400 Biscayne Blvd., Suite 888, Miami, Florida 33137-3212.